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                                          Contact:  Chris Tunnard
                                                  Ulticom Inc.
                                                  1020 Briggs Road
                                                  Mount Laurel, New Jersey 08054
                                                  856-787-2700


            ULTICOM REPORTS SELECTED UNAUDITED Q1 FINANCIAL RESULTS;
    SALES OF $15.7 MILLION, UP 11% YEAR-OVER-YEAR; DELAY IN FILING FORM 10-Q

Mount Laurel, NJ, June 12, 2006 -- Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling solutions for fixed, mobile, and Internet communications, today announced sales of $15,702,000 for the first quarter of the 2006 fiscal year, ended April 30, 2006, an increase of approximately 11% year-over-year and 1% sequentially. The Company ended the quarter with cash, cash equivalents, and short-term investments of $276,606,000.

"During the quarter, Ulticom benefited from the continued deployment of our products in wireless enhanced services and next-generation broadband infrastructure," said Shawn Osborne, president and CEO of Ulticom Inc. "We saw installations of Signalware(R) to enable prepaid wireless solutions in emerging and developed markets as well as packet softswitch applications foR residential and wholesale Voice over IP services. In addition, we are expanding our product offerings with the recent launch of our IMS-ready solutions including our prepackaged signaling gateway, nSignia(TM), to meet the growing demand for fixed mobiLe convergence and increased complexity of carrier networks around the world. With our service essential solutions, high-value customer base, and continued financial strength, we believe Ulticom is well positioned to expand our role enabling wireless and broadband communications."


DELAY IN FILING OF QUARTERLY REPORT ON FORM 10-Q AND EARNINGS RELEASE

As a result of the ongoing review by the Audit Committee of the Company's Board of Directors relating to the Company's stock option awards, the Company will today file a Form 12b-25 report with the Securities and Exchange Commission (the "SEC") indicating that its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 was not filed with the SEC by the SEC deadline of June 9, 2006. The Company will not seek a 5-day filing extension for its Quarterly Report on Form 10-Q because it does not expect that it will be able to file the report by the end of the extension period, primarily due to uncertainty relating to the accounting treatment of certain options awarded by Comverse Technology, Inc., the Company's majority shareholder, to the Company's management and employees prior to the Company's initial public offering.

The Company intends to issue its full results for the fiscal quarter ended April 30, 2006 and the fiscal year ended January 31, 2006, and to file its Quarterly Report on Form 10-Q for the quarter ended April 30, 2006 and Annual Report on Form 10-K for the fiscal year ended January 31, 2006, together with any restated historical financial statements, as soon as practicable after the completion of the Audit Committee's review.



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NASDAQ LISTING UPDATE

The Company has notified The NASDAQ Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 and, accordingly, the Company expects to receive an additional Staff Determination Letter from The NASDAQ Stock Market indicating that the delay in the filing of the Form 10-Q could serve as an additional basis for the delisting of the Company's securities from NASDAQ, under NASDAQ Marketplace Rule 4310(c)(14).

As previously disclosed, on April 20, 2006 the Company announced that, due to the delay in the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, it had received a Staff Determination Letter from The NASDAQ Stock Market indicating that the Company's securities were subject to delisting based upon the delinquent Form 10-K, unless the Company requested a hearing before the NASDAQ Listing Qualifications Panel. The Company requested a hearing and presented its plan to regain compliance with NASDAQ's filing requirement at an in-person hearing before the NASDAQ Panel on May 25, 2006. The NASDAQ Panel has not yet issued a decision as a result of that hearing.

The Company intends to submit to the NASDAQ Panel, within the permissible timeframe, its plan to file the Form 10-Q for the quarterly period ended April 30, 2006. It is expected that the NASDAQ Panel's hearing decision will address both the late Form 10-K and late Form 10-Q filings referenced above. However, there can be no assurance that the NASDAQ Panel will grant the Company's request for continued listing on NASDAQ.

ABOUT ULTICOM, INC.
Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.

Note: This release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the Company's inability to meet requirements of the NASDAQ Stock Market for continued listing of the Company's shares; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with


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making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.







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